                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 10 to the registration statement on Form N-1A (the "Registration Statement") of our report dated April 30, 1999, relating to the financial statements and financial highlights appearing in the March 31, 1999 Annual Report to Shareholders of North American Government Bond Fund, Inc., which is incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.



PricewaterhouseCoopers LLP
Baltimore, Maryland
July 27, 2000